Exhibit 23.1

We hereby consent to the consolidated financial statements of PB Properties & Investments, Inc. and its subsidiary, Hope Loan Modification, LLC. (collectively the “Company”) for the year ended December 31, 2009 and for the period ended December 31, 2008 of our report dated October 4, 2010 included in its Form S-1 dated October 4, 2010 relating to the consolidated financial statements for the year ended December 31, 2009 and for the period ended December 31, 2008.

/s/ SAM KAN & COMPANY ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
October 8, 2010 ___________________________________
Date